UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): January 13, 2016

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2016, Imation Corp. (the “Company”) and John P. Breedlove, the Vice President, General Counsel and Corporate Secretary of the Company, entered into a Separation Agreement pursuant to which Mr. Breedlove resigned his employment with the Company effective as of January 13, 2016. Under the Separation Agreement, Mr. Breedlove will receive severance in the amount of $485,344.75 in lieu of any other rights or benefits under any Company benefit plan or agreement, including without limitation, the Amended and Restated Severance and Change of Control Agreement dated November 24, 2014 between Mr. Breedlove and the Company. Pursuant to the Separation Agreement, Mr. Breedlove has agreed to provide consulting services to the Company between January 14, 2016 and March 18, 2016 for compensation of $400.00 per hour, plus reasonable expenses. Mr. Breedlove also agreed to execute a general release of all claims against the Company. A copy of the Separation Agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1           Separation Agreement dated as of January 13, 2016, between the Company and John P. Breedlove.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp.
(REGISTRANT)
Date:	January 13, 2016	By:	/s/ Barry L. Kasoff
Barry L. Kasoff
Interim Chief Financial Officer and Chief Restructuring Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
Number

10.1	Separation Agreement dated as of January 13, 2016, between the Company and John P. Breedlove.